Exhibit 99.3

WHITTIER ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2005 and for the six months ended June 30, 2006 have been prepared to show the effect of the acquisition of certain oil and gas property interests in the Westhoff Ranch Field by the Company as if the purchase had occurred at the beginning of each respective period using the assumptions set forth in the accompanying footnotes.

The Company acquired an average 75% operated working interest (59.5% average net revenue interest) in the Westhoff Ranch Field, located in Jackson County, Texas, on June 1, 2006 for approximately $18 million in cash. The purchase price was funded by borrowings under the Company’s existing revolving credit facility. The acquisition had an effective date of February 1, 2006 and includes interests in approximately 22 gross oil and gas wells and one salt water disposal well, for approximately $18 million in cash.

The pro forma results are based on the Company’s historical consolidated statement of operations for each period and the applicable statement of revenues and direct operating expenses for the acquired properties. The unaudited pro forma consolidated statement of operations may not be indicative of the results that actually would have occurred if the acquisition had been effective during the prior periods presented or of any future results. The pro forma financial statements should be reviewed in conjunction with the Company’s historical financial statements for the respective periods and the applicable statement of revenues and direct operating expense included herein.

Whittier Energy Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2005

	Whittier	Acquired
	Historical	Properties	Adjustments		Pro Forma

Oil and gas revenues	$26,942	$6,975	$—		$33,917

Cost and expenses:
Lease operating expenses	5,465	603	—		6,068
Production taxes	2,680	503	—		3,183
Depreciation, depletion, and amortization	8,165	—	1,896	(1)	10,061
Ineffective portion of hedge contracts	692	—	—		692
General & administrative expenses	3,439	—	—		3,439

Total costs and expenses	20,441	1,106	1,896		23,443

Income from operations	6,501	5,869	(1,896)		10,474
Other income/(expense)	1,425	—	(512	)(2)	913

Income before income taxes	7,926	5,869	(2,408)		11,387
Provision for income taxes	(2,585)	—	(1,127	)(3)	(3,712)

Net income/(loss)	$5,341	$5,869	$(3,535)		$7,675

Basic earnings per share:	$1.31				$1.88
Dilutive earnings per share	$.60				$.87

Weighted average number of shares outstanding (basic)	4,081,965				4,081,965

Weighted average number of shares outstanding (dilutive)	8,915,801				8,915,801

Whittier Energy Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2006

	Whittier	Acquired
	Historical	Properties	Adjustments		Pro Forma

Oil and gas revenues	$20,817	$3,590	$—		$24,407

Cost and expenses:
Lease operating expenses	2,910	408	—		3,318
Production taxes	1,573	224	—		1,797
Depreciation, depletion, and amortization	7,968	—	1,162	(1)	9,130
Ineffective portion of hedge contracts	(706)	—	—		(706)
General & administrative expenses	2,572	—	—		2,572

Total costs and expenses	14,317	632	1,162		16,111

Income from operations	6,500	2,958	(1,162)		8,296
Other income/(expense)	121	—	(329	)(2)	(208)

Income before income taxes	6,621	2,958	(1,491)		8,088
Provision for income taxes	(2,185)	—	(484	)(3)	(2,669)

Net income	$4,436	$2,958	$(1,975)		$5,419

Basic and dilutive earnings per share:
Basic earnings per share	$.35				$.43
Dilutive earnings per share	$.35				$.43

Weighted average number of shares outstanding (basic)	12,518,016				12,518,016

Weighted average number of shares outstanding (dilutive)	12,634,684				12,634,684

Note to Unaudited Pro Forma Consolidated Financial Data

The unaudited pro forma consolidated statements of operations for year ended December 31, 2005 and the six months ended June 30, 2006 reflect the following adjustments:

(1)           To adjust depreciation, depletion, and amortization expense to reflect the purchase price allocated to the acquisition using the units of production method under full cost accounting.

(2)           To adjust interest expense to reflect financing activities related to the acquisition.

(3)           To record income tax expense on the pro forma combined operating results using the Company’s effective federal and statutory rate.